Exhibit 10.3

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SUPPLY AND SERVICE AGREEMENT

This Supply and Service Agreement (this "Agreement") is entered into as of July 21, 2014 (the “Effective Date”) by and between Novatel Wireless, Inc., a Delaware corporation (“NWI”) and Alpine 4 Automotive Technologies, Ltd., a Delaware corporation (“Customer”) (each a “Party” and collectively, the “Parties”) in order to enable Customer to obtain the NWI Solution defined below.  This Agreement will govern the provision of the certain NWI products and services to Customer in connection with the NWI Solution defined below.

NWI and Customer agree as follows:

1. NWI Solution.  The NWI Solution shall consist of the following product, software license and service bundle:

1.1 Product and Feature Set.  NWI will sell to Customer XXXXX devices (each a “unit”) with embedded Advanced Diagnostics software to read Vehicle Identification Number (VIN), Odometer reading, battery voltage and fuel level on current model year XXXXX vehicles (“Products”).  Advanced Diagnostics software functionality may be provided for additional manufacturer makes and models subject to non-recurring engineering project agreements and fees.

1.2 Network and Airtime.  The NWI Solution will run over the XXXXX network, with included Airtime of XXXXX MB domestic data and XXXXX domestic SMS messages per device per month, with pooling (i.e., monthly Airtime limit aggregated for all active customer devices).  NWI will provide the Airtime service under this Agreement within the United States.  The NWI Solution shall be subject to transmission limits for data and text messages as necessary to conform to the service parameters described in this Section 1 and to conform with applicable carrier restrictions.  NWI may implement such restrictions through device and software restrictions as it deems reasonably necessary.  Use of the NWI Solution outside of the United States is not supported and is subject to additional airtime charges, fees and taxes.

1.3 Device Manager.  Licensed use of XXXXXX hosted software in accordance with the terms of Section 7 for managing units.

2. Forecast.  Within five (5) Business Days of the first day of each month, Customer shall deliver to NWI a non-binding written forecast in a form (a “Forecast”) specifying Customer’s good-faith estimate of the quantity of Product units that it expects to acquire for use with the Solution during the six (6) succeeding calendar months following the date of the Forecast.  For the sake of clarity, Customer is not obligated to acquire Products nor is NWI obligated to procure, manufacture or deliver Products to Customer pursuant to, and on the basis of, a Forecast alone.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE
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PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3. Product Purchases

3.1 The provisions of the Novatel Wireless, Inc. Standard Terms and Conditions of Sale attached hereto as Appendix 1 shall govern the purchase of Products and services, except as otherwise specified in this Agreement.  In the event of any conflict between the terms of this Agreement and the terms of Appendix 1, the terms of this Agreement shall control.

(a) Customer shall submit purchase orders for Product (“Product Orders”) substantially in the form as set forth on Appendix 2 hereof stating the quantities of Products which Customer desires to acquire from NWI and the requested delivery date for such items (the “Requested Delivery Date”). Customer shall submit Product Orders by means of email sent to XXXXX with a copy to XXXXX, as such email address may hereafter be changed from time to time with prior written notice to Customer.

(b) Each Product Order shall be subject to a minimum order quantity of XXXXX units, and Customer commits to order at least XXXXX units for delivery within the first year following the Effective Date.

(c) Within three (3) Business Days following the receipt of a Product Order by NWI, NWI shall evidence its acceptance of such Product Order by issuing and delivering to Customer a Product Order acceptance (“Product Order Acceptance Document”).  The Product Order Acceptance Document shall confirm the number of units of Product ordered, and shall either confirm Customer’s Requested Delivery Date for the units or propose an alternative date by which NWI shall undertake to deliver the units to Customer (in either case, the “Confirmed Delivery Date”).

(d) A Product Order that is not affirmatively accepted by NWI by means of a Product Order Acceptance Document shall be deemed to have been rejected.  A Product Order Acceptance Document shall be deemed to have been accepted by Customer unless Customer shall have objected to NWI in writing during the three (3) Business Day period following receipt thereof, in which case the Parties shall accordingly undertake, if mutually agreed, to re-perform the process and procedure set forth in Sections 3.1(a) and 3.1(c) hereof.

(e) Customer shall issue each Product Order hereunder at least XXXXX calendar days prior to the Requested Delivery Date, or XXXXX days for orders that are consistent with unit volumes of preceding orders. NWI shall promptly notify Customer of any failure to ship any Products in accordance with the terms of the Product Order Acceptance Document upon learning of a delay in shipment, and the Parties shall cooperate in good faith to resolve the matter as soon as reasonably practicable.  NWI will use best efforts to accommodate shorter lead times.

4. Fees, Payment and Service Cancellation

4.1 Unit Fee.  Customer will pay a monthly Unit Fee for each unit delivered to Customer as follows: $XXXXX per month for the first twenty-four (24) months (the “Initial Service Period”) beginning with the First Bill Date (defined in Section 4.8), and $XXXXX per month thereafter.

4.2 Partial Acceleration.  At such time that a unit is sold or transferred by Customer to any third party (a “Transfer”), a portion of the Unit Fee shall be accelerated for each such unit, as follows: an amount equal to $XXXXX multiplied by the number of months remaining in the Initial Service Period as of the time of the Transfer shall become due immediately and payable to NWI at the time of such Transfer.  For example, if a unit is Transferred during the third month of the Initial Service Period, the accelerated portion shall be $XXXXX X 21, or $ XXXXX.  Thereafter, following the Transfer, the Unit Fee for the Transferred unit shall be $XXXXX per month.  Customer shall provide to NWI a monthly report within ten (10) business days following the end of each month detailing Transfers made during such month.  The report will include the date of original delivery of each unit to Customer by NWI, the Transfer dates and IMEI or MEID numbers for each Transferred unit, and such other information that is reasonably requested by NWI.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE

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PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.3 Early Cancellation.  Customer commits to pay the monthly Unit Fee for the entire Initial Service Period for each unit.  If Customer cancels any unit early (including, without limitation, due to termination of this Agreement), Customer shall be responsible to pay the balance of total Unit Fee fees due for the balance of the Initial Service Period plus a $ XXXXX administrative fee, all due and payable immediately upon the unit cancellation. Any devices returned under RMA will not be subject to an early cancellation fee.

4.4 Other Cancellation.  After the Initial Service Period, Customer may cancel a unit at any time.  Cancellation requests must be delivered by means of email sent to XXXXX.  The unit will be deactivated at the end of the then current billing period.

4.5 Re-Activation.  Cancelled units may be re-activated at any time.  Re-activation requests must be delivered by means of email sent to XXXXX.  A one time $ XXXXX activation fee will be applied for each re-activated unit.  Re-activated units will be subject to a 2 year term at the monthly rate of $ XXXXX per month.   Cancelling the unit prior to the completion of the 2 year term will result in an Early Termination Fee as described in 4.2.

4.6 Overage Charges.  Customer shall pay the following additional overage charges when incurred:

(a) Data Overage.  Customer shall pay an overage charge of $ XXXXX per MB for the number of MBs used in a month in excess of the MB Data Allowance.  The “MB Data Allowance” is the product of multiplying XXXXX MB by the total number of active units  in the measured month.  Initial over-the-air firmware updates if required, will not be counted towards data usage limits.  Customer shall be required provide a list devices (IMEI or MEID) which were upgraded during billing cycle.

(b) Text Message Overage.  Customer shall pay an overage charge of $ XXXXX per Text Message for the number of domestic Text Messages sent in a month in excess of the Text Message Allowance.  The “Text Message Allowance” is the product of multiplying the number XXXXX by the total number of active units  in the measured month.

(c) Active Units.  A unit becomes active when it first connects with the Verizon Wireless network (the “Carrier Network”) and begins passing data.

4.7 Terminated Equipment.  Customer shall ensure that de-activated units shall be disabled or removed so as to not be permitted to attempt to connect with the Carrier Network.  Attempts by de-activated units to connect to the Carrier Network may result in additional fees and charges.  NWI will notify Customer if it learns that de-activated units are attempting to connect with the Carrier Network.  If Customer fails to prevent de-activated units from attempting to connect with the Carrier Network after written notice from NWI, Customer shall be responsible to pay NWI a fee of $XXXXX  per month per each such de-activated unit plus additional costs and fees incurred by NWI as a result of such attempted connections.

4.8 Payments.  The Unit Fees for each Product unit are due monthly on the last day of each month, with the first Unit Fee payment due at the end of the month in which the unit was delivered plus 30 days (the “First Bill Date”).  For example, if the unit is delivered by NWI on September 20, the first Unit Fee shall be due on October 30, and then monthly thereafter.  Overage fees and line cancellation fees shall be payable as incurred and invoiced.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE

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PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.9 Taxes and Regulatory Fees Not Included.  Customer shall obtain all licensing and registration of the Products, if any, that is required by law.  Customer shall keep the Products free and clear of all levies, liens, and encumbrances, and shall pay all license fees, registration fees, assessments, charges, permit fees, and any other fees and taxes (municipal, state, and federal) (collectively, “Fees and Taxes”), together with any penalties or interest applicable to them, that may now or later be imposed on the ownership, leasing, renting, possession, sale, or use of the Products (but excluding all taxes on or measured by NWI’s net income), whether they be payable by or assessed to NWI or Customer. NWI may impose on Customer any additional regulatory fees, administrative charges, fees or surcharges that NWI incurs in complying with any governmental programs related to Customer’s use of the Solution.  The amount of any such fees, charges and surcharges imposed may vary but amounts imposed on Customer will be comparable to those imposed on other similarly situated NWI customers.

4.10 Audit Rights Regarding Accelerated Unit Fees.  During the term of this Agreement and for a period of three (3) years thereafter, Customer shall maintain books and records relating to the Product units sold or otherwise distributed to its customers.  NWI shall have the right to request an audit of such books and records for the sole purpose of verifying the amounts due and payable to NWI as accelerated Unit Fees under Section 4.2, not more than twice per calendar year and upon providing at ten (10) business days prior written notice.  All such audits will be conducted during reasonable business hours of Customer, in a manner that does not unreasonably interfere with its normal business activities and will be conducted by a certified public accountant or equivalent (the "Auditor").  The audit will be conducted at the expense of NWI, except if the audit shows that the amount of accelerated Unit Fees due to NWI is greater than five percent (5%) of the total accelerated Unit Fees paid to NWI for the audited period, in which case Customer will pay for the reasonable cost and expense of the Auditor conducting such audit.

5.	Default and Remedies.

5.1 Event of Default.  The occurrence of any of the following acts or events shall constitute an “Event of Default” hereunder:

(a) Customer shall default in the making any payment hereunder when due or anticipatorily breaches any terms or conditions of this Agreement;

(b) Any other default or breach of a payment obligation, covenant, representation, or warranty under any other agreement between Customer and NWI, or any affiliate of NWI shall occur;

(c) Customer shall submit to NWI any financial information or statement or report concerning Customer that is materially false or misleading in any respect;

(d) Customer shall fail to maintain the insurance coverage required under this Agreement or this insurance coverage shall be canceled by Customer’s carrier;

(e) Customer shall assign or transfer this Agreement, or any interest therein, or sell, transfer, assign, encumber, or sublet the Products, or any portion thereof, in violation of this Agreement;

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE

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PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f) Customer shall default in the performance of any other term, provision, or covenant of Customer herein and such default continues for fifteen (15) days after written notice thereof to Customer by NWI, or Customer anticipatorily breaches this Agreement;

(g) Customer becomes insolvent or makes an assignment for the benefit of creditors;

(h) Customer applies for or consents to the appointment of a receiver, trustee, or liquidator of Customer over all or a substantial part of the assets of Customer, or a receiver, trustee or liquidator is appointed without the application or consent of Customer;

(i) A proceeding is begun by or against Customer under Title 11 of the United States Code or any amendment to Title 11 (including without limitation, a petition for reorganization, case, or adjustment of debts) or under any other insolvency law or law providing for relief of debtors; or

5.2 Remedies. On an Event of Default, besides NWI’s remedies at law and in equity, NWI may exercise any one or more of the following remedies, without further notice to or demand on Customer, all of which Customer agrees are commercially reasonable:

(a) NWI may require Customer to assemble the Products and make them available to NWI at any place within North America designated by NWI;

(b) withhold or suspend shipment of Products under any accepted Product Order and place Products allocated to any accepted Product Order in storage, at Customer's expense;

(c) cancel all or any portion of any accepted Product Order for Products not yet shipped and receive from Customer full payment of the usual cancellation charges imposed by NWI;

(d) require full payment in advance for any Product Order or alter credit terms;

(e) bring legal action to recover all fees and other amounts accrued then or accruing later from Customer to NWI under this Agreement; or

(f) terminate this Agreement by written notice to Customer if an Event of Default has not been cured by Customer within thirty (30) days of occurrence of the Event of Default.

5.3 All NWI’s remedies under this Agreement are cumulative and may, to the extent permitted by the law, be exercised concurrently or separately. The exercise of any one remedy shall not be considered to be an election of that remedy or to preclude the exercise of any other remedy. No failure by NWI to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by NWI of any right or remedy under this Agreement preclude any other or further exercise of another right or remedy.

6. Financial Information

6.1 Customer shall, within 90 days after the close of each of its fiscal years, submit to NWI its financial statements for the fiscal year, which shall include a balance sheet and statements of income and expense, and if Customer has engaged the services of an auditing firm, such financial statements shall be audited by a certified public accountant.  In addition, Customer shall submit to NWI all other financial information that NWI may from time to time request.  All financial statements delivered to NWI by or at the behest of Customer, and all written statements and data submitted to NWI in connection with any Products provided under this Agreement, shall be prepared according to generally accepted accounting principles consistently applied.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE

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PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7. Device Manager Software License.   The Device Manager software shall be governed by the license terms set forth herein and in Section 6 of the Novatel Wireless, Inc. Standard Terms and Conditions of Sale attached hereto as Appendix 1.  Customer is granted a non-exclusive, non-transferable license, without the right to sublicense, to use the software and the NWI Solution solely to enable Customer to provide to its customers and end consumers device monitoring and administrative services and associated information services.  Except as specified herein, Customer is not granted any right to use any software on behalf of third parties or for time share or service bureau activities, or to sublicense any rights granted herein.  NWI may suspend, block or terminate Customer’s use of any software if Customer fails to comply with any applicable licensing requirement.  Upon termination or expiration of the Agreement, the Device Manager software license will terminate and Customer will surrender and immediately return all NWI -provided software to NWI.

8. Warranty, Maintenance and Loss.

8.1 Applicable warranties for the NWI Solution shall be governed by the license terms set forth herein and in Section 7 of the Novatel Wireless, Inc. Standard Terms and Conditions of Sale attached hereto as Appendix 1.  EXCEPT AS SET FORTH THEREIN OR AS SPECIFICALLY SET FORTH WITH PARTICULARITY IN THIS AGREEMENT, SELLER MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, SOFTWARE OR THE NWI SOLUTION.

8.2 Customer shall be responsible to maintain the Products in good operating order, repair, and condition and NWI shall not be responsible for such maintenance.  Customer assumes all risk of loss, damage to or destruction (whether total or partial and even when such loss, damage, or destruction is a result of fortuitous causes or force majeure) of the Products.  During the Initial Service Period of Products, Customer shall keep the Products free from any and all liens and encumbrances (other than this Agreement), and shall do or permit no act or thing whereby the Products may be encumbered or impaired.  Customer shall also notify NWI in writing within ten (10) days after any tax lien, attachment, or other judicial process shall be filed with respect to, or attach to, any Product units during the Initial Service Period.  During the Initial Service Period, Customer shall keep the Products fully insured against all risks of loss or physical damage to the Products for the full insurable value thereof under policies as described in Section 12.

9. Additional NWI and Customer Obligations.

9.1 Customer shall use the Products only with supported vehicles as stated in Section 1.1 or as otherwise agreed upon in writing by the Parties.

9.2 Customer acknowledges that the Products and related technology, including but not limited to hardware design, software design, structure and assembly constitute valuable and proprietary intellectual property NWI and its suppliers (“NWI Technology”).  Accordingly, Customer agrees not to (a) modify, adapt, alter, translate, or create derivative works from the NWI Technology; (b) merge any NWI Technology with other software, products or systems; (c) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for any Products or NWI Technology; or (d) use the Products except as expressly permitted by NWI.

9.3 Customer shall indemnify and hold NWI harmless against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) incurred by NWI in connection with (i) Customer’s sales and services related to NWI’s telematics devices Products or provision of services associated with the NWI Solution, and (ii) any violation by the Customer of, or any failure by the Customer to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Customer, its services or its resale of the Products.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE
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PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.4 Intellectual Property Indemnification.

(a) NWI agrees to defend, indemnify and hold Customer harmless from and against any claim that the structure of any Product purchased by Customer hereunder directly infringes, a valid and enforceable copyright, patent, trademark or trade secret of a third party ("Infringement Claim"), provided that Customer promptly notifies NWI in writing of any such Infringement Claim and fully cooperates in, and allows NWI sole control of, its defense or settlement (the "Indemnity").  This Section 9.4 states NWI's sole liability and Customer's exclusive remedy with respect to any Infringement Claims.

(b) This Indemnity obligation shall extend to (i) any damages or losses arising out of the Infringement Claim and payable by Customer to such third party as a result of a final judgment of any court of competent jurisdiction, or pursuant to NWI's compromise or settlement of the Infringement Claim and (ii) any costs, expenses and reasonable attorney's fees arising out of the Infringement Claim and incurred by Customer after written notice of the Infringement Claim to NWI but prior to NWI taking control of its defense or settlement. NWI shall not enter into any settlement whereby Customer is named in any public notice or release.

(c) If the use or sale of the Product is enjoined as a result of such Infringement Claim or if NWI otherwise elects to do so after receipt of an Infringement Claim, NWI shall, at its sole option and expense (i) modify or replace the affected Products to eliminate the infringement with equipment or materials of substantially equivalent functional performance and having substantially equivalent features or (ii) procure for Customer the right to continue using and selling such Product.

(d) NWI shall have no liability for any Infringement Claim which results from (i) any Non-NWI content or other features added to the Products by NWI at the request of Customer, (ii) any unauthorized modifications or alterations to the Products made by Customer or any third party, (iii) installation or use of the Product other than in accordance with the Product documentation or Product Specifications, or (iv) integrating or combining the Products with other items where the Infringement Claim is based on, or where there would be no infringement but for, such integration or combination, unless the Product has no substantial non-infringing use.  Customer will indemnify, defend and hold NWI harmless for all Infringement Claims arising out of or in connection with an event described in any of clauses (i) through (iv) above.

10. Term and Termination.

10.1 The term of this Agreement (“Term”) begins on the Effective Date and shall terminate on the sooner of the following: (a) written notice by Customer to NWI, (b) written notice by NWI to Customer following an Event of Default, in accordance with Section 5.2, (c) written notice from NWI to Customer in the event that the airtime service agreement between NWI and Verizon Wireless is terminated before the end of its stated term and if NWI is unable to secure an alternative service for Airtime.

10.2 Upon expiration or termination of this Agreement, all of Customer’s rights and licenses with respect to the NWI Solution shall terminate.  Termination or expiration shall not affect (i) Customer’s obligation to pay for Products ordered under any Product Order that has been accepted by NWI, or (ii) NWI’s ability to collect all amounts then due, including without limitation fees due based on early termination of units.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE
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PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11. Confidential Information

11.1 Each Party shall hold in confidence Confidential Information received from the other Party for the term of this Agreement and a period of three (3) years thereafter.  "Confidential Information" means information (in written, graphic, oral or other tangible or intangible form) concerning the disclosing party's business, customers, products, services, trade secrets and personnel, and designated as confidential by the disclosing party (if tangible information) by conspicuous markings or (if oral information) by announcement at the time of initial disclosure and written documentation thereof within 30 days thereafter, or if not so marked or announced and documented should reasonably have been understood as being confidential information of the disclosing party either because of other legends or markings, the circumstances of disclosure or the nature of the information itself.  Confidential Information may include proprietary material as well as material subject to and protected by laws regarding secrecy of communications or trade secrets, and may include information acquired by the disclosing party from a third party under an obligation of confidentiality.  Confidential Information also shall include the pricing and other terms and conditions of this Agreement, which both Parties shall be required to hold in confidence.  Neither Party shall disclose Confidential Information of the other Party to any third party or use Confidential Information of the other Party for any purpose other than as specified in this Agreement.  The Parties may disclose Confidential Information of the other Party to their agents that have a need to know under this Agreement and are bound by non-disclosure obligations that are substantially similar to those set forth herein.

11.2 The foregoing restrictions shall not apply to information to the extent that it: (a) is or becomes publicly available through no act or omission of the receiving Party; (b) was already in the lawful possession of the receiving Party without an obligation of confidentiality; (c) is lawfully disclosed to the receiving Party by a third party without restriction; (d) is required to be disclosed by subpoena or other legal process, limited to the extent required by the terms of such subpoena or other legal process; (e) is approved in writing by the disclosing Party for further disclosure; or (f) is independently developed without reference to the Confidential Information and is so documented by the receiving Party.

11.3 Nothing contained herein shall prevent either Party from using or disclosing Confidential Information for the purposes of disclosing general information about this Agreement in limited internal announcements to its employees.

12. Insurance Coverage

12.1 Customer shall at all times, at Customer's sole expense, maintain: (a) Commercial General Liability Insurance against claims for bodily and personal/advertising injury, products liability, death and property damage caused by or occurring in conjunction with the operation of Customer's business.  Such insurance coverage shall be maintained under one or more policies of insurance from an insurance company with an A.M. Best rating of no less than A- and qualified to do business within the fifty United States, providing a minimum liability protection of Two Million U.S. Dollars ($2,000,000) per occurrence; (b) Workers' Compensation insurance as required by applicable law, regulation or statute; (c) Employers' Liability insurance with limits of not less than One Million U.S. Dollars ($1,000,000) per occurrence.

12.2 Customer agree to cause NWI to be named as a "loss payee" under Customer's property-casualty insurance policy or policies covering the Products and as an "additional insured" under Customer’s general liability policy or policies, and to provide NWI with evidence of such coverage from time to time in form and substance reasonably satisfactory to NWI.. Customer shall furnish NWI with certificate(s) of insurance evidencing such insurance as required herein on or before execution of this Agreement, with each policy renewal, and upon reasonable request thereafter, as NWI deems necessary.

12.3 Customer's insurance shall be primary without contribution from NWI coverage and shall include a waiver of subrogation in favor of NWI.  No insurance policy shall be canceled or materially changed (including any reductions or cumulative reductions in the limits of such policies below the limits required herein) without at least thirty (30) days prior written notice to NWI from Customer.

12.4 NWI will add Customer as an additional insured to its Commercial General Liability Insurance.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE
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PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13. Limitation of Liability.  EXCEPT WITH RESPECT TO A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS OR DAMAGES OTHERWISE DESCRIBED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES, OR OTHER INCIDENTAL DAMAGES, ARISING OUT OF THE USE OR INABILITY TO USE ANY PRODUCT, OR A BREACH OF THIS AGREEMENT.  THE TOTAL FINANCIAL LIABILITY OF NWI HEREUNDER SHALL NOT EXCEED THE TOTAL AMOUNT PAID TO NWI BY CUSTOMER OVER THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE LIABILITY, FOR THE PARTICULAR UNITS WHICH PERTAIN TO THE DAMAGES CLAIMED.

14. Verizon Wireless

14.1 VERIZON WIRELESS AND ITS AFFILIATES AND CONTRACTORS MAKE NO WARRANTIES WHATSOEVER, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, AS TO THE SUITABILITY, DURABILITY, FITNESS FOR USE, QUALITY, PERFORMANCE OR NON-INFRINGEMENT OF THE WIRELESS SERVICE OR ANY PRODUCTS, SERVICES OR SOLUTION.  VERIZON WIRELESS AND ITS AFFILIATES AND CONTRACTORS WILL HAVE NO LIABILITY TO CUSTOMER OR ANY END USER IN CONNECTION WITH THIS AGREEMENT.

14.2 CUSTOMER EXPRESSLY UNDERSTANDS AND AGREES THAT IT HAS NO CONTRACTUAL RELATIONSHIP WHATSOEVER WITH THE UNDERLYING WIRELESS SERVICE PROVIDER OR ITS AFFILIATES OR CONTRACTORS AND THAT CUSTOMER IS NOT A THIRD PARTY BENEFICIARY OF ANY AGREEMENT BETWEEN NWI AND THE UNDERLYING CARRIER. IN ADDITION, CUSTOMER ACKNOWLEDGES AND AGREES THAT THE UNDERLYING CARRIER AND ITS AFFILIATES AND CONTRACTORS SHALL HAVE NO LEGAL, EQUITABLE, OR OTHER LIABILITY OF ANY KIND TO CUSTOMER AND CUSTOMER HEREBY WAIVES ANY AND ALL CLAIMS OR DEMANDS THEREFOR."

14.3 Carrier Network service is available in certain coverage areas of the United States and is not available everywhere.  There is no assurance that Carrier Network service will be available in all areas required by Customer.  NWI shall not be responsible for network availability or quality.

15. Miscellaneous.

15.1 In the normal course of technology evolution and enhancement, NWI continually updates and upgrades its products and services. In some instances, these efforts will result in the need to ultimately replace or discontinue certain offerings or technologies.  In such event, NWI will undertake such efforts in a customer-focused and commercially reasonable manner. Accordingly and notwithstanding anything in this Agreement to the contrary, NWI reserves the right, in its sole discretion, after providing the notice, to migrate Customer to a replacement technology.

15.2 Any failure of NWI to perform hereunder shall be excused if caused by failure of Verizon Wireless or other third party wireless or telecommunications provider serving a particular area, power failure, national emergency, interference by any governmental agency, acts of God, strikes, other labor disturbance, severe weather conditions, fire, terrorism, riots, war, earthquakes, or any other causes beyond NWI’s reasonable control.

15.3 The validity, construction and performance of this Agreement shall be governed and interpreted in accordance with the laws of the State of California, without reference to its conflict of laws or other rules that would require the application of the laws of another jurisdiction.  Each Party submits to personal jurisdiction exclusively in the courts located in San Diego County, California and waives all objections to such California venue.

15.4 All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days (or with respect to notice to any party whose address of record with the Company is located outside of the United States, ten (10) days) after having been sent by certified mail, return receipt requested, postage prepaid, or (iv) one (1) day (or with respect to notice to any party whose address of record with the Company is located outside of the United States, four (4) business days) after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

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15.5 In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15.6 In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

15.7 This Agreement and all exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

15.8 The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

15.9 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.10 Customer shall notify NWI in writing not less than thirty (30) days prior to the effectiveness of any consolidation, merger, reorganization or intended dissolution or liquidation.

The foregoing Supply and Service Agreement is hereby executed as of the date first above written.

Novatel Wireless, Inc.:

By: /s/
Name:
Title:

Alpine 4 Automotive Technologies, Ltd.:

By: /s/ Kent Wilson
Name: Kent Wilson
Title: CEO

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Appendix 1

Novatel Wireless, Inc. Standard Terms and Conditions of Sale

1. Purchase Order Acceptance.  These Standard Terms and Conditions of Sale (these “Terms” or this “Contract”) apply to all bids, quotations and purchase orders for sale of Products by Novatel Wireless, Inc. (“NWI”).  “Products” means NWI’s products identified in the applicable term sheet, bid or quotation from NWI.  These Terms supersede and replace all of the terms of Buyer’s purchase order, if any. Orders are subject to written acceptance by NWI and delivery schedules established in accordance with Product availability and Buyer’s credit status.  No order (or other contract) is effective unless expressly accepted by NWI in writing or by electronic confirmation.  Delivery dates are estimates.  These Terms shall apply with respect to Buyer’s purchase of Products, except only if the parties enter into a separate written agreement as set forth in Section 12.11.

2. Prices and Payment.

2.1 All prices published or quoted by NWI may be changed at any time without notice.  Unless otherwise specified, written quotations expire thirty (30) days from the date issued.

2.2 If NWI extends credit to Buyer, payment terms shall be net thirty (30) days after NWI’s invoice.  Without limiting any other remedies available to NWI at law or otherwise, there shall be charged to Buyer a monthly delinquency and service fee of one and one half percent (1½%) or the highest rate permitted by law, if less, on amounts due NWI for any period during which payment remains in arrears.  NWI may change or withdraw credit amounts or payment terms at any time for any reason.  NWI may transmit invoices by mail or by facsimile, email or other electronic means.  If the Products are delivered in installments, Buyer shall pay for each installment in accordance with the above payment terms. If Buyer fails to make any payment when due or otherwise breaches its obligations under this Contract, NWI may, at its option, suspend further performance by it (which may result in rescheduling delays), terminate the order as to any undelivered portion, or continue to perform.  In each case, however, Buyer will remain liable for all unpaid charges and sums due to NWI and will reimburse NWI for all damages suffered or incurred by NWI as a result of Buyer’s breach.  If, in NWI’s judgment, Buyer's financial condition does not justify the payment terms specified herein, then NWI may terminate this Contract unless Buyer immediately pays for all Products that have been delivered and pays in advance for all Products to be delivered.  Termination in accordance with this clause shall not affect NWI’s right to pursue any other available remedies.  If NWI elects to continue to make shipments following Buyer’s default, NWI’s action shall not constitute a waiver of any such default or affect NWI’s legal remedies for any such default.

3. Taxes.  Prices do not include applicable taxes or duties. Buyer is solely responsible for paying all applicable taxes and duties. NWI will add sales taxes to the sales price where required by applicable law, and Buyer will pay such taxes unless Buyer provides NWI with a proper sales tax exemption certificate. If Buyer is required by law to withhold any amount of tax from its payment to NWI, Buyer shall promptly pay such amount to the appropriate tax authority and take all reasonable steps to minimize such withholding tax.

4. Delivery and Acceptance. Except as otherwise agreed in writing by the parties, all deliveries are EXW NWI’s contract manufacturer or other shipping point designated by NWI.  Delivery occurs upon making Products available to the carrier at the delivery location.  The carrier will be deemed to be acting as Buyer’s agent and all claims for damage to Products must be filed by Buyer with carrier.  Title and liability for loss or damage shall pass to Buyer at the time of delivery to the delivery location.  Any subsequent loss or damage shall not relieve Buyer from its obligations.  Unless specific shipping instructions have been agreed upon between NWI and Buyer, NWI will exercise its own discretion as to which method of shipment is to be used and in selecting the carrier.  Buyer shall be responsible for all import duties, taxes and any other expenses incurred or licenses or clearances required. NWI may make partial shipments.

5. No Cancellations or Rescheduling.  Purchase orders that have been accepted by NWI may not be canceled, rescheduled or postponed without NWI’s written approval, unless otherwise agreed in writing by the parties.

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6. Software.

6.1 NWI hereby grants to Buyer, subject to the terms and conditions of this Contract, a non-exclusive, royalty-free, non-sublicensable, worldwide license to use and distribute the Software solely in conjunction with Buyer’s use or resale of the Products. “Software” means any software that is embedded in any Products or otherwise expressly licensed by NWI to Buyer hereunder upon purchase with accepted purchase order.

6.2 Buyer acknowledges that the Software and its structure, organization, and source code contain valuable trade secrets of NWI.  Buyer agrees not to: (i) modify, adapt, alter, translate, or create derivative works from the Software; (ii) merge the Software with other software; (iii) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for any object code portion of the Software; or (iv) otherwise use or copy the Software other than as specifically permitted by this Contract.

6.3 All rights in and to the Software not expressly granted to Buyer in this Contract are expressly reserved by NWI.  The Software is licensed, not sold, for use only under the terms of this Contract.  This Contract does not grant Buyer title to the Software or any copies thereof.  Buyer shall not remove or alter any copyright or other proprietary rights notices provided on the Software.

6.4 At its election, NWI shall provide directly to Buyer alone, Software updates and bug fixes that it makes generally available to its customers.

7. Limited Warranty; Remedies.

7.1 NWI warrants for a period of twelve (12) months from the date of shipment of the Product (the “Warranty Period”), the Product hardware will be substantially free from defects in material or workmanship that results in the Product’s failure to function under normal operation, and the Software will perform substantially in accordance with the Product documentation provided by NWI.  This warranty does not apply to any (i) accessories or batteries for the Products; or (ii) demonstration samples or prototypes of the Products.  Unless otherwise provided in a written agreement between NWI and Buyer, all such accessories, batteries, samples or prototypes are provided by NWI AS IS without any warranty of any kind.

7.2 This limited warranty is for the benefit of Buyer, and is not transferable to any customer of Buyer or any other party.

7.3 NWI shall have no obligation under this limited warranty for (a) normal wear and tear; (b) the cost of procurement of substitute products; or (c) any defect that is (i) discovered by Buyer during the warranty period but for which Buyer does not request an RMA number from NWI, as required below, until after the end of the warranty period, (ii) caused by any accident, misuse, abuse, improper installation, handling or testing, or unauthorized repair or modification of the Product, (iii) caused by use of any materials not supplied by NWI, or by use of the Product other than in accordance with its documentation, (iv) caused by environmental conditions not conforming to Product specifications or are the result of electrostatic discharge, electrical surge, fire, flood or similar causes, (v) due to outdated Product software (if updated software has previously been made available to Buyer), or (vi) resulting from Buyer's design, specifications or instructions for such Products; or (d) for the integration, testing, verification, installation, suitability determinations or upgrades of Products for deployment in the field by Buyer or its customers.  NWI does not warrant that the Product or Software will meet Buyer's requirements; or that the operation of the Product Software will be uninterrupted or error-free.

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7.4 During the warranty period, NWI, at its expense and in its sole discretion, will repair the Product, or replace the Product with a corresponding or equivalent Product, if it is determined to have a covered defect, provided that Buyer first notifies NWI of any such defect, furnishes NWI with a proof of purchase (if required), requests and obtains a return merchandize authorization (RMA) number from NWI, and returns the Product under that RMA to NWI, with the shipping charges being prepaid by Buyer. If, upon reasonable examination of the returned Product, NWI does not substantiate the defect claimed by Buyer, or determines that the defect is not covered under this limited warranty, NWI will not be required to repair or replace the Product, but may instead reship the Product to Buyer, in which case Buyer shall be responsible for paying NWI's cost for reshipping the Product to Buyer and NWI's usual charges for unpacking, testing, warranty determination, and repacking the Product for reshipment to Buyer. Buyer shall bear the risk of loss or damage in transit to any Product returned by Buyer to NWI, or any returned Product not found to be defective or covered under this warranty, and reshipped by NWI to Buyer.  In the event NWI repairs or replaces a defective Product covered by this limited warranty, the repaired or replacement Product will be covered under this limited warranty for the remainder of the original warranty period on the defective Product, or a period of ninety (90) days, whichever is longer.  If NWI is unable to repair or replace a defective Product covered by this limited warranty, NWI will provide to Buyer a credit or a refund (at NWI's option) of the original purchase price (excluding taxes and shipping charges).  Any returned and replaced Product, or any Product for which NWI has furnished a credit or a refund, becomes the property of NWI.

7.5 Buyer (or its customers, as applicable) shall be solely responsible for the proper configuration, testing and verification of the Product and Software prior to deployment in the field, and for ensuring that any end user product or system into which the Product and Software are integrated or incorporated operates as intended and meets the requirements of Buyer (or its customers).  NWI shall have no responsibility whatsoever for the integration, configuration, testing, verification, installation, upgrade, support or maintenance of any such end user product or system, or for any liabilities, damages, costs or expenses associated therewith.

7.6 NWI shall not have any obligation to provide any Software bug fixes, upgrades or new releases except as may be necessary to correct any covered defect of which Buyer notifies NWI in writing during the warranty period.  NWI, from time to time and in its sole discretion, may make available for download on its website (www.novatelwireless.com), or may provide via email, certain firmware or software bug fixes, upgrades or new releases for the Product and Software.  Download and use of any such bug fixes, upgrades or new releases is subject to all of the applicable terms and conditions of NWI's technical support policy as posted and updated on its website.

7.7 NWI’S SOLE RESPONSIBILITY AND BUYER'S SOLE REMEDY UNDER THIS LIMITED WARRANTY SHALL BE FOR NWI TO REPAIR OR REPLACE THE PRODUCT AS PROVIDED ABOVE.  EXCEPT AS SET FORTH ABOVE, PRODUCTS, SOFTWARE AND ANY SERVICES PROVIDED BY NWI ARE PROVIDED “AS IS” AND “WITH ALL FAULTS.”  THIS WARRANTY AND THE REMEDY PROVIDED IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT, AND ALL OTHER WARRANTIES, OBLIGATIONS OR LIABILITIES ON NWI’S PART WITH RESPECT TO SERVICES, PRODUCTS AND PERFORMANCE ARE DISCLAIMED.

7.8 Buyer agrees that prior to using or distributing any systems that include Products, Buyer will thoroughly test such systems and the functionality of such Products as used in such systems. NWI may provide technical, applications or design advice, quality characterization, reliability data or other services. Buyer agrees that providing these services shall not expand or otherwise alter NWI’s warranties, as set forth above, and no additional obligations or liabilities shall arise from NWI providing such services.

8. Unauthorized Applications; Regulatory Responsibility.

8.1 Products are not authorized or intended for use in safety-critical applications (such as surgical implantation into the human body or life support) or other applications or environments where a failure of the NWI product would reasonably be expected to cause personal injury or death, unless officers of the parties have executed an agreement specifically governing such use. Buyer shall fully indemnify NWI and its representatives against any damages arising out of the unauthorized use of Products in such applications or environments.

8.2 Buyer is solely responsible for compliance with all legal, regulatory and safety-related requirements concerning its products and any use of Products in Buyer's applications, notwithstanding any applications-related information or support that may be provided by NWI.

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9. Limits of Liability.

9.1 IN NO EVENT SHALL NWI BE LIABLE FOR ANY SPECIAL, COLLATERAL, INDIRECT, PUNITIVE, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS CONTRACT OR THE USE OF THE SERVICES, GOODS OR SOFTWARE PROVIDED HEREUNDER, REGARDLESS OF WHETHER NWI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, COST OF REMOVAL OR REINSTALLATION, RETESTING, OUTSIDE COMPUTER TIME, LABOR COSTS, LOSS OF GOODWILL, LOSS OF PROFITS, LOSS OF SAVINGS, LOSS OF USE, LOSS OF DATA, BUSINESS INTERRUPTION OR PERSONAL INJURY ARISING FROM THE SALE OR SUBSEQUENT USE OF A PRODUCT.  IN NO EVENT WILL NWI BE LIABLE FOR COST OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES. NO CLAIM, SUIT OR ACTION SHALL BE BROUGHT AGAINST NWI MORE THAN ONE YEAR AFTER THE RELATED CAUSE OF ACTION HAS OCCURRED.

9.2 IN NO EVENT SHALL NWI'S AGGREGATE LIABILITY FROM ANY CLAIM OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS CONTRACT, OR ANY USE OF ANY NWI PRODUCT OR SOFTWARE PROVIDED HEREUNDER, EXCEED THE TOTAL AMOUNT PAID BY BUYER TO NWI OVER THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE LIABILITY, FOR THE PARTICULAR UNITS WHICH PERTAIN TO THE DAMAGES CLAIMED. THE EXISTENCE OF MORE THAN ONE CLAIM AGAINST THE PARTICULAR UNITS SOLD TO BUYER UNDER THIS CONTRACT SHALL NOT EXPAND OR EXTEND THIS LIMIT.

9.3 BUYER UNDERSTANDS AND AGREES THAT THE FOREGOING LIABILITY LIMITATIONS ARE ESSENTIAL ELEMENTS OF THIS CONTRACT AND THAT IN THE ABSENCE OF SUCH LIMITATIONS THE MATERIAL AND ECONOMIC TERMS OF THIS CONTRACT WOULD BE SUBSTANTIALLY DIFFERENT.

10. Force Majeure.  NWI shall not be in breach of this Contract and shall not be liable for any non-performance or delay in performance if such non-performance or delay is due to a force majeure event or other circumstances beyond NWI’s reasonable control, including but not limited to, shortages of labor, energy, fuel, machinery or materials, war, civil unrest, any government act, law or regulation, including any judicial order or decree, any communication or power failure, labor dispute, natural disaster, fire, flood, earthquake, explosion, terrorist act or Act of God. In the event of any shortage of Products, NWI may allocate, at its sole discretion, product production and deliveries among its customers.

11. Export Control.

11.1 In conformity with the United States Export Administration Act and regulations promulgated thereunder, Buyer represents and warrants that it shall not disclose, export or re export, directly or indirectly, any Products or technical data (or direct products thereof) provided hereunder to any country subject to a U.S. trade embargo (currently Cuba, Iran, North Korea, Sudan and Syria) or to any resident or national of any such country, or to any person or entity listed on the “Entity List” or “Denied Persons List” maintained by the U.S. Department of Commerce or the list of “Specifically Designated Nationals and Blocked Persons" maintained by the U.S. Department of Treasury.  In addition, any software or any technology subject to these Terms may not be exported, re exported, or transferred to an end user engaged in activities related to weapons of mass destruction. Without limiting the foregoing, Buyer shall comply with all applicable export control, import control and trade embargo laws, rules and regulations.  Buyer shall not resell, export, import, re export, distribute, transfer or dispose of any Products, directly or indirectly, without first obtaining all necessary written consents, permits and authorizations and completing such formalities as may be required by any such laws, rules and regulations.  Failure by Buyer to comply with such laws, rules and regulations shall constitute a material breach of these Terms which is incapable of being cured.  Buyer shall ensure that its Buyers, partners, joint venturers, resellers, agents and employees also comply with such laws, rules and regulations.  Buyer shall not do anything which would cause NWI to be in breach of such laws, rules and regulations, and shall defend and indemnify NWI from any damages, liabilities or costs incurred by NWI as a result of the errors, mistakes, failures or omissions of Buyer under this section.  This Section 11 shall survive termination of this Contract.

11.2 Any product export classification made by NWI shall be for NWI’s internal use only and shall not be construed as a representation or warranty regarding the proper export classification for such product or whether an export license or other documentation is required for the exportation of such product.

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12. General.

12.1 If applicable, on a quarterly basis, Buyer shall provide to NWI commercially reasonable assistance in completing a required certification form for Products purchased from NWI related to the use of Qualcomm chipsets.

12.2 If applicable, NWI shall pay patent royalties to Qualcomm unless Buyer is itself a Qualcomm licensee in which case Buyer, in its capacity as a Qualcomm patent licensee, shall pay patent royalties to Qualcomm in accordance with its patent license agreement with Qualcomm.

12.3 NWI reserves the right to end of life ("EOL") a Product on at least 6 months written notice.

12.4 This Contract shall not be assignable by Buyer without NWI’s prior written consent. Any unauthorized assignment shall be null and void.

12.5 Any notice required or permitted to be given will be in writing, and may be personally served, sent by an overnight delivery service, or by first-class mail. Any such notice will be deemed to have been given: (i) if personally given, or sent by a delivery service, when received, or (ii) if mailed, three business days after deposit in the United States mail with a correct address. The address of NWI is Novatel Wireless, Inc., Attn: Legal Department, 9645 Scranton Road, Suite 205, San Diego, CA 92121; and the address of Buyer will be the address provided by Buyer in writing to NWI.

12.6 This Contract shall be governed by and interpreted in accordance with the laws of the State of California, without giving effect to conflict-of-laws principles. This Contract shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods, or by the Uniform Computer Information Transactions Act (UCITA). Buyer agrees that exclusive jurisdiction for any dispute arising out of or relating to this Contract lies within courts located in the State of California and consents to venue in San Diego County, California. Notwithstanding the foregoing, any judgment may be enforced in any United States or foreign court, and NWI may seek injunctive relief in any United States or foreign court.

12.7 If for any reason a court of competent jurisdiction finds any provision of this Contract to be unenforceable, that provision will be enforced to the maximum extent possible to effectuate the intent of the parties, and the remainder of this Contract will continue in full force and effect.

12.8 The prevailing party in any legal, arbitration or dispute resolution action brought by one party against the other regarding the performance, interpretation, enforcement or other matter arising out of or in connection with this Contract shall be entitled, in addition to any other rights and remedies it may have, to reimbursement of all reasonable attorneys’ fees, expenses and costs.

12.9 All intellectual property in the Products and Software, including as developed for or used in NWI’s performance under these Terms, will be and remain the sole property of NWI.  Buyer acknowledges and agrees that the sale to Buyer of the Products does not convey any license expressly or by implication, to, and Buyer shall not, manufacture, reverse engineer, duplicate or otherwise reproduce any Products, Software or any part thereof.  Buyer will not remove, alter or obfuscate any patent or copyright marking on the Products or otherwise cause any patent or copyright on the Products or Software to become ineffective under applicable laws.

12.10 Buyer may not modify or alter any Product for purposes of distribution or otherwise without the prior written permission of NWI.  Buyer shall defend, hold harmless, and indemnify NWI from and against any and all claims, damages, liability, costs and expenses (including but not limited to reasonable attorneys’ fees) arising out of any claim that the Products, as integrated or combined by Buyer with any other product(s), infringe any intellectual property rights of a third party or cause any personal injury, death or property damage.

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12.11 If the parties have entered into a written agreement setting forth the terms and conditions for the sale of Products to Buyer by NWI, then the terms of such agreement (“Separate Agreement”) shall control and neither these Terms nor any terms contained in a purchase order or other document provided by Buyer shall have any effect.  Otherwise, this Contract constitutes the entire agreement between the parties relating to the sale of Products and supersedes all previous communications, representations, or agreements, either oral or written, with respect to the subject matter hereof. No prior representations or statements relating to the sale of Products made by any NWI representative, which are not stated herein, or terms contained in any purchase order or similar document, shall be binding on NWI. No addition to or modification of any provision of this Contract shall be binding upon NWI unless made in writing and signed by a duly authorized NWI representative. No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder will operate as a waiver, nor will any single or partial exercise of any power, right or privilege preclude any other or further exercise thereof, or any other right, power or privilege.  No course of dealing or trade usage or course of performance shall be relevant to explain or supplement any term in this Contract. Except for a Separate Agreement, these Terms shall prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any purchase order or other writing not expressly incorporated herein, including but not limited to data sheets, application notes and purchase order acknowledgements. The section headings contained in this Contract are for reference purposes only and shall not affect in any way the meaning or interpretation of this Contract.

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Appendix 2

Product Order Form

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